SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549



                                FORM 8-K

                             CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934

                               May 22, 2002
                      ------------------------------
             Date of Report (Date of earliest event reported)


                           Tasker Capital Corp.
                      ------------------------------
            (Exact name of registrant as specified in its charter)



                                  Nevada
                      ------------------------------
               (State or other jurisdiction of incorporation)


      000-32019                                      88-0426048
------------------------                         -------------------
(Commission File Number)                         (IRS Employer
                                                 Identification No.)


   Suite 314, 837 West Hastings Street, Vancouver, Canada V6C 3N6
   -----------------------------------------------------------------
           (address of principal executive offices)     (Zip Code)


                          (604) 312-5975
                     ------------------------
         (Registrant's telephone number, including area code)

                                None
                        ----------------------
   (Former name and former address, if changed since last report.)

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Item 2.  Acquisition or Disposition of Assets

On May 22, 2002 Tasker Capital Corp. (the "Company") entered into a binding Letter of Intent with Rephresh, Inc., a private company incorporated in Massachusetts with 200,000 shares outstanding. The Company plans to base its business operations upon Rephresh, Inc.'s business. In exchange for Rephresh, Inc.'s shares, the Company will issue 3 million Company shares to Richard Brutti, Rephresh's current president. Under the agreement, additional shares may be issued to Mr. Brutti if certain sales targets are met over the next 30 months. The Company will also change its name to Rephresh, Inc., conduct a stock offering to raise between $1.25 million and $1.875 million. The acquisition is contingent upon the successful negotiation of a definitive acquisition agreement. The closing of the acquisition is also contingent upon the Company obtaining bridge financing of at least $100,000 and funding through the sale of equity securities of $1,000,000 or more. The bridge financing requirement has been met.

Rephresh, Inc. is a company that was established to develop, market and distribute new and innovative consumable products in the beverage and oral care markets. Based in Boston, Massachusetts, Rephresh, Inc. owns, under license, the exclusive worldwide rights (with the exception of Asia) to a formula that, as a consumable liquid, potentially offers a unique solution to the problem of bad breath. Bad breath is a common problem. Americans have been estimated to spend between $4 billion and $6 billion per year in their efforts to improve bad breath. Early testing has indicated this formula may potentially accelerate the reduction of blood alcohol content in the human body. However, testing is only in the preliminary stages and much more testing will need to be done before this property can be verified and cleared for sale.

The Company plans to use the formula licensed to Rephresh, Inc. in a variety of products aimed at different markets. Initially, the Company plans to focus on the oral care/breath market with packaging and distribution structured to service both the in-home, multi-serving market (e.g., medicine cabinets) as well as point-of-use, single-serve markets such as bars, restaurants, convenience stores and vending machines. Development of initial entries into both markets are substantially complete at this time.

Additionally, the Company plans to explore entry into the burgeoning specialty soft drink market. This market is sometimes referred to as containing "new age", "utility" or "functional" beverages.

Item 7.  Exhibits.

Exhibit No.         Description

1.1 Binding Letter of Intent, dated as of May 22, 2002, by and between the Company and Rephresh, Inc.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date: June 6, 2002
                                        Tasker Capital Corp.



                                        By: /S/ Maurizio Grande
                                        -----------------------
                                            Maurizio Grande
                                            President